UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2007

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2007, Health Net, Inc. ("Health Net" or the "Company") announced the appointment of Joseph C. Capezza, age 52, as the Company’s Executive Vice President and Chief Financial Officer, commencing on November 1, 2007. James E. Woys, President, Government and Specialty Services, will continue to act as the Company’s Interim Chief Financial Officer until Mr. Capezza joins the Company.

Prior to joining Health Net, Mr. Capezza served as Chief Financial Officer at Harvard Pilgrim Health Care from January 2002 to October 2007. From June 2000 to December 2001, Mr. Capezza served as Senior Vice President and Chief Financial Officer at Group Health Incorporated. Prior thereto, Mr. Capezza had a long career with Reliance Insurance Group, where he served as Senior Vice President and Chief Financial Officer at Reliance Reinsurance Corp. from February 1990 to May 2000. From 1985 to 1990, Mr. Capezza served as Vice President and Chief Financial Officer at Willcox Incorporated Reinsurance Intermediaries, and from 1983 to 1985, Mr. Capezza served as Vice President and Controller at Skandia America Reinsurance Company. From 1976 to 1983, Mr. Capezza served as General Practice Manager – Insurance Industry Specialist at Coopers & Lybrand, LLP.

In connection with Mr. Capezza’s appointment, the Company and Mr. Capezza have entered into an employment agreement (the "Agreement"), the material terms of which are set forth below.

Under the Agreement, Mr. Capezza will receive an annual base salary of $550,000. Mr. Capezza will also be eligible to participate in the Health Net Executive Incentive Plan ("EIP"), which will provide him the opportunity, during each plan year in which he is a participant in the EIP, to earn up to 80% of his base salary as additional compensation according to the terms of the actual EIP documents, provided, however, that Mr. Capezza’s annual bonus opportunity for the 2007 calendar year will be guaranteed at $440,000. The bonus payment under the EIP will range from 0% to 200% of target depending upon the actual results achieved, and specific, individually tailored measures established by Health Net that must be achieved by Mr. Capezza in order for him to be eligible to receive bonus payments for any given plan year.

Mr. Capezza will also receive an engagement bonus of $350,000 in anticipation of his remaining employed by Health Net for at least two years after his employment commences on November 1, 2007. If, within the first two years of his employment with the Company, Mr. Capezza voluntarily terminates his employment or the Company terminates him for cause (as defined in the Agreement), Mr. Capezza will be required to repay Health Net a prorated portion of the engagement bonus.

The Agreement further provides for Mr. Capezza to be granted, effective as of the first date of his employment, 40,000 restricted stock units ("RSUs") of Health Net’s common stock under the applicable Health Net long-term incentive plan. Mr. Capezza will also be granted, effective as of the first date of his employment, 40,000 performance shares (the "Performance Shares") under the applicable Health Net long-term incentive plan. The RSUs and Performance Shares will vest and become non-forfeitable in accordance with the terms of the restricted stock unit agreement and the performance share agreement, respectively, both of which will be entered into between Mr. Capezza and the Company on the first date of his employment. Any additional equity grants to Mr. Capezza will require the approval of the Compensation Committee of the Company’s Board of Directors. Mr. Capezza will not be eligible for equity grants as part of the Company’s annual equity grant program for similarly situated executives of the Company until 2009.

In addition, the Agreement provides that Mr. Capezza is also entitled to certain relocation benefits and reimbursement of up to $5,000 per year of costs incurred for personal financial counseling services. In the event that Health Net terminates Mr. Capezza without cause (as defined in the Agreement) within the first two years of employment and Mr. Capezza is unable to secure new employment with a relocation benefit within 30 days of such termination, Health Net will provide Mr. Capezza with relocation services in an amount not to exceed $80,000. Further, the Agreement provides for Mr. Capezza’s participation in various employee benefit plans, including paid time off, holidays, insurance and Health Net’s 401(k), deferred compensation and tuition reimbursement plans, should he meet the participation requirements of the applicable employee benefit plan.

The Agreement provides that Mr. Capezza’s employment with Health Net may be terminated by him or Health Net at any time, with or without advance notice and with or without cause. The Agreement provides Mr. Capezza with two potential severance arrangements in the event of a termination of his employment, other than due to his death or disability:

• If, at any time within two years after a change in control (as defined in the Agreement) of Health Net, Mr. Capezza’s employment is terminated by Health Net without cause or Mr. Capezza terminates his employment for good reason (as defined in the Agreement) and signs a separation agreement waiver and release of claims substantially in the form prescribed by the Agreement (the "Separation Agreement"), Mr. Capezza will be entitled to receive a lump-sum payment equal to 36-months of his then-current base salary, benefit continuation for an initial 18-month period and payment of COBRA premiums for an additional 18-month period, provided Mr. Capezza elects to continue those benefits under COBRA. This severance allowance will be forfeited in the case of a termination by Mr. Capezza if Health Net requests in writing, prior to the termination, that Mr. Capezza continue in its employ for 90 days following the change in control, and Mr. Capezza voluntarily leaves the employ of Health Net prior to the expiration of that 90-day period.
• If, at any time that is not within two years after a change in control, Mr. Capezza’s employment is terminated by Health Net without cause, Mr. Capezza will be entitled to receive, if he signs a Separation Agreement, a lump-sum payment equal to 24-months of his then-current base salary, benefit continuation for an initial 6-month period and payment of COBRA premiums for an additional 18-month period, provided Mr. Capezza elects to continue those benefits under COBRA.

In the event that Mr. Capezza voluntarily terminates his employment, other than for good reason, at any time within two years after a change in control of Health Net, the Agreement provides that he would not be eligible to receive any of the severance benefits under the Agreement.

In the event that Mr. Capezza’s employment is terminated due to death or disability (as defined in the Agreement), he or his beneficiaries or estate would be entitled under the Agreement to continuation of benefits for a period of 12-months and a lump-sum payment equal to one times (1x) his then-current base salary, provided that Mr. Capezza (or his beneficiaries or estate, as applicable) signs a Separation Agreement.

To the extent these payments constitute a "parachute payment" under Section 280G of the Internal Revenue Code resulting in the imposition of excise taxes, Health Net has agreed to provide Mr. Capezza with a full tax gross-up, which will cover those excise taxes and all additional taxes he incurs by reason of such payment prior to November 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

October 10, 2007	By:	/s/ Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel & Secretary